Exhibit 5.1

BROWN SHOE COMPANY, INC.

December 11, 2007

Brown Shoe Company, Inc.
8300 Maryland Avenue
St. Louis, Missouri 63105

Re:           Brown Shoe Company, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Corporate Secretary of Brown Shoe Company, Inc., a New York corporation (the “Company”), and am giving this opinion in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) connection with the registration of $5,000,000 of deferred compensation obligations (the “Obligations”), issuable from time to time pursuant to the Brown Shoe Company, Inc. Deferred Compensation Plan (the “Plan”).

In connection herewith I have examined the Registration Statement, originals or copies, certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and the Bylaws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and I have made certain legal and factual inquiries, as I deemed necessary or appropriate to render the opinions hereinafter expressed. In my examination of the foregoing, I assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies.  When relevant facts were not independently established, I relied without independent investigation as to matters of fact upon statements and certificates of appropriate officers and representatives of the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, and upon my review of applicable statutes and case law, I am of the opinion that when the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of “Blue Sky” and other state securities laws shall have been complied with, and when the the Obligations have been issued and sold in accordance with the Plan and the Form S-8 prospectus to be delivered to the Plan Participants, then the Obligations will be legally valid and binding obligations of the Company, except as may be limited by the applicability or effect of any bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding at law or in equity.

The opinions expressed herein are rendered solely for your benefit in accordance with the subject transaction and are not to be otherwise used, circulated, quoted or referred to without my prior written consent. The opinions reflect only the application of the Federal laws of the United States and, to the extent required by the foregoing opinions, the laws of the State of New York.  I advise you that I am not licensed as an attorney in the State of New York.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same.  The opinions are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

I do not give any opinions except as set forth above.  I hereby consent to the inclusion of my opinion as Exhibit 5.1 to the Registration Statement.  I also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Obligations.  In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Michael I. Oberlander

Michael I. Oberlander, Esq.
Senior Vice President, General Counsel and Corporate Secretary